Exhibit 99.1

FOR IMMEDIATE RELEASE: APRIL 21, 2026

ZEO ScientifiX Surpasses 500 Physicians Trained in Regenerative Medicine Compliance; Monthly Masterclasses Average 70+ Clinicians

DAVIE, FL — ZEO ScientifiX, Inc. (OTCQB: ZEOX) (“ZEO ScientifiX”), a provider of industry-leading clinical education in regenerative medicine innovation, proudly announces a significant milestone: the successful training of over 500 clinicians through its monthly Masterclass series. ZEO believes that its educational program, held at Nova Southeastern University’s Center of Innovation in Davie, has become a vital resource for physicians nationally navigating the evolving regulatory and scientific landscape of treatment with regenerative biologics, including stem cells and extracellular vesicles (EVs).

The ZEO Masterclass is a rigorous, one-day intensive designed for clinical decision-makers. Since its inception, the program has maintained a consistent and significant reach, notably hosting over 70 attendees every month. The curriculum provides a deep dive into Florida’s specific regulatory requirements, evidence-based science, and the operational frameworks necessary for responsible clinical integration.

Market Demand and Operational Integrity

As the regenerative medicine field faces increased scrutiny, ZEO ScientifiX has prioritized an “education beats promotion” philosophy. The program addresses the narrowing margin for error in the industry by providing direct access to healthcare attorneys, Ph.D. researchers, and veteran clinicians.

“Surpassing the 500-physician mark is a testament to the sheer demand for high-level, compliant education in this space,” said Sean Vega-Stanton, M.S., General Manager of Operations at ZEO ScientifiX. “Every session has reached capacity, which confirms that physicians are moving beyond curiosity and are now committed to understanding how to bring these biologics into their practices the right way. At ZEO ScientifiX, we believe our leadership must extend beyond manufacturing quality to include the empowerment of the physicians using our products.”

Establishing a New Standard of Care

The impact of this training extends beyond the classroom and directly into the clinical setting, where standardized protocols are becoming the benchmark for success.

“Training more than 500 physicians in regenerative biologics represents a defining moment for the field,” said George C. Shapiro, M.D., FACC, Chief Medical Officer of ZEO ScientifiX. “By equipping clinicians with the latest evidence-based frameworks in exosome therapeutics and precision longevity medicine, ZEO ScientifiX is not simply advancing professional education—it is seeking to fundamentally raise the standard of care available to patients across the country.”

Comprehensive Curriculum and Expert Faculty

A cornerstone of the ZEO Masterclass series is the rotation of monthly expert keynote speakers, ensuring that attendees receive the most current perspectives on clinical application and research. Notable past and recurring experts include leaders such as Dr. David Karli and Dr. Faryal Farooqui, who provide specialized insights into the practical use of regenerative therapies.

The core Masterclass faculty includes:

●	Sean Vega-Stanton, M.S. (General Manager of Operations)

●	Edgar J. Aseby, Esq. (Healthcare Attorney, Regulatory & Compliance)

●	Michael Bellio, Ph.D. (VP of Research & Manufacturing)

●	George Shapiro, M.D., FACC (Chief Medical Officer)

●	Karlista Maroney (Director of Growth Strategy)

●	Tami Banno (Director of Practice Development)

●	Bob Smoley (Board Advisor)

Attendees participate in sessions covering ethical sourcing, manufacturing quality, risk mitigation, and turn-key practice solutions, concluding with a tour of the ZEO ScientifiX research and lab facilities.

Upcoming Opportunities

ZEO ScientifiX continues its commitment to physician excellence with the next Masterclass scheduled for April 24 at Nova Southeastern University’s Center of Innovation. Registration is limited to clinicians and practice owners to ensure an environment focused on clinical and operational integrity.

About ZEO ScientifiX, Inc.

ZEO ScientifiX, Inc. (OTCQB: ZEOX) is an SEC-reporting, clinical-stage biopharmaceutical company focused on the research, development, and manufacturing of regenerative biologics. Operating out of Nova Southeastern University’s Center of Collaborative Research, the Company translates emerging science into scalable clinical solutions. For more information, visit https://zeoscientifix.com.

Forward-Looking Statements

Certain statements contained in this press release should be considered forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks, and uncertainties, and these expectations may prove to be incorrect. Actual results could vary dramatically. ZEO has no intention and specifically disclaims any duty to update the information in this press release.

Media Contact:

Karlista Maroney

ZEO ScientifiX, Inc.

Karlista@zeoscientifix.com

3